NATURE’S SUNSHINE PRODUCTS REPORTS FOURTH QUARTER 2016 FINANCIAL RESULTS

•	Fourth Quarter net sales of $84.0 million was up 4.9% year-over-year

•	Net loss of $6.7 million from continuing operations attributable to common shareholders, or $0.35 per common share during the fourth quarter

•	Fourth quarter Adjusted EBITDA of $0.6 million

•	Board of Directors approved a $0.10 per share quarterly cash dividend

LEHI, Utah, March 7, 2017 - Nature’s Sunshine Products, Inc. (NASDAQ: NATR), a leading natural health and wellness company engaged in the manufacture and direct selling of nutritional and personal care products, today reported its financial results for the fourth quarter ended December 31, 2016.

Fourth Quarter 2016 Financial Highlights

•
Net sales of $84.0 million increased 4.9% compared to $80.0 million in the fourth quarter of 2015. On a local currency basis, net sales increased 4.6% as compared to the fourth quarter of 2015. Synergy Asia Pacific delivered 13.7% growth (11.1% in local currency) in net sales as compared to the fourth quarter of 2015. The quarter included incremental net sales of $2.3 million related to China pre-opening product sales through Hong Kong. Net sales were positively impacted by $0.3 million of favorable foreign currency exchange rate fluctuations, offset by a $0.4 million decline in net sales in the NSP Americas segment from Latin America.

•
Net loss from continuing operations attributable to common shareholders was $6.7 million, or $0.35 per common share, compared to net income from continuing operations of $3.7 million, or $0.19 per diluted common share, in the fourth quarter of 2015. The net loss was primarily driven by activities and items related to China. These included incremental infrastructure related expenses that contributed $1.9 million to the operating loss and the recognition of $1.7 million in inventory obsolescence reserves associated with delay and uncertainty surrounding a direct selling launch in China. Primarily related to unfavorable financial results and uncertainty in China, the Company also recorded $3.4 million in non-cash deferred tax asset valuation allowances during the quarter. Additionally, the Company recorded a $1.8 million foreign exchange loss during the quarter.

•
The Company's net loss in China attributable to common shareholders, including expenses associated with infrastructure and inventory obsolescence reserves during the fourth quarter, was approximately $0.15 per share. The impact of the non-cash deferred tax valuation allowance contributed an additional $0.18 per share loss during the quarter.

•
Adjusted EBITDA was $0.6 million, compared to $4.6 million in the fourth quarter of 2015. Adjusted EBITDA, which is a non-GAAP financial measure, is defined here as net income/loss from continuing operations before income taxes, depreciation, amortization, share-based compensation expense and other income/loss.

Full Year 2016 Financial Highlights

•
Net sales of $341.2 million increased 5.1%, compared to $324.7 million in 2015. On a local currency basis, net sales increased 5.8% compared to 2015. Net sales growth, adjusted for foreign currency fluctuations, was largely driven by a $13.4 million, or 17.6% increase in the Synergy Asia Pacific region and an incremental net sales increase of $10.4 million related to China pre-opening sales through Hong Kong, when compared to 2015. Net sales were negatively impacted by a $2.7 million decline in NSP America sales from Latin America and a $1.3 million decline in net sales in the NSP Russia, Central and Eastern Europe segment. Additionally, net sales were negatively impacted by $2.4 million of unfavorable foreign currency exchange rate fluctuations.

•
Net income from continuing operations attributable to common shareholders was $2.1 million, or $0.11 per diluted common share, compared to $14.7 million, or $0.66 per diluted common share, in 2015. Earnings per diluted common share for 2016 were impacted by several factors primarily relating to China. These included net infrastructure related expenses of $5.2 million and recognition of $1.7 million in inventory obsolescence reserves associated with delay and uncertainty surrounding a direct selling launch in China. Primarily related to unfavorable financial results and uncertainty in China, the Company also recorded $3.4 million in non-cash deferred tax asset valuation allowances during the year. Additionally, the Company recorded a $1.3 million foreign exchange loss during the year.

•
The Company's net loss in China attributable to common shareholders, including expenses associated with infrastructure and inventory obsolescence reserves during the year, was approximately $0.29 per diluted share. The impact of the non-cash deferred tax valuation allowance contributed an additional $0.18 per diluted share loss during the year.

•	Adjusted EBITDA was $18.1 million compared to $22.9 million in 2015.

Management Commentary

“Fourth quarter financial results were negatively impacted by items related to delay and uncertainty surrounding receipt of a direct selling license in China” commented Gregory L. Probert, Chairman and Chief Executive Officer. “While our 2016 financial results have been constrained by the infrastructure built in anticipation of a future market opportunity, we remain steadfast in our belief that the investments are prudent given the potential opportunity that lies ahead of us should the regulatory process in China be completed.”

Mr. Probert continued, “We continued to post modest growth in NSP North America during the fourth quarter and Synergy Worldwide again enjoyed good momentum in Synergy Asia Pacific. During 2016, we introduced the Elite Health program in Synergy Asia Pacific and Synergy Europe, and continued to promote our patent-pending IN.FORM program in NSP North America. We look to leverage these new product initiatives to drive further growth and support our new market investments.”

Fourth Quarter 2016 Regional Sales by Operating Segment

	Net Sales by Operating Segment
	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency
NSP Americas:
NSP North America	$35,824	$35,656	0.5%	$(8)	0.5%
NSP Latin America	6,930	7,452	(7.0)%	(109)	(5.5)%
	42,754	43,108	(0.8)%	(117)	(0.5)%

NSP Russia, Central and Eastern Europe	$6,929	$6,829	1.5%	$(42)	2.1%

Synergy WorldWide:
Synergy Asia Pacific	22,844	20,100	13.7%	506	11.1%
Synergy Europe	5,227	6,359	(17.8)%	(93)	(16.3)%
Synergy North America	2,530	2,577	(1.8)%	—	(1.8)%
	30,601	29,036	5.4%	413	4.0%

China and New Markets	$3,666	$1,021	259.1%	$—	259.1%

	$83,950	$79,994	4.9%	$254	4.6%

Fiscal Year 2016 Regional Sales by Operating Segment

	Net Sales by Operating Segment
	2016	2015	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency
NSP Americas:
NSP North America	$148,048	$147,017	0.7%	$(404))	1.0%
NSP Latin America	27,874	32,134	(13.3)%	(1,550))	(8.4)%
	175,922	179,151	(1.8)%	(1,954))	(0.7)%

NSP Russia, Central and Eastern Europe	$25,971	$27,408	(5.2)%	$(163))	(4.6)%

Synergy WorldWide:
Synergy Asia Pacific	89,694	76,479	17.3%	(229))	17.6%
Synergy Europe	24,328	25,829	(5.8)%	(68))	(5.5)%
Synergy North America	10,771	11,773	(8.5)%	—	(8.5)%
	124,793	114,081	9.4%	(297))	9.7%

China and New Markets	$14,473	$4,065	256.0%	$—	256.0%

	$341,159	$324,705	5.1%	$(2,414))	5.8%

Active Distributors and Customers by Segment (1)

	2016		2015
	Distributors & Customers	Managers	Distributors & Customers	Managers
NSP Americas	121,200	6,400	131,600	6,500
NSP Russia, Central and Eastern Europe	66,700	2,800	72,000	2,800
Synergy WorldWide	53,600	3,700	60,800	3,400
China and New Markets	2,100	—	—	—
Total	243,600	12,900	264,400	12,700

(1)
Active Distributors and customers include Nature’s Sunshine Products’ independent Distributors and customers who have purchased products directly from the Company for resale and/or personal consumption during the previous three months ended as of the date indicated. Total Manager, Distributors and Customers, which includes those who have made a purchase in the last twelve months, was 550,000 as of December 31, 2016.

Cash Flow and Balance Sheet Highlights

•	Net cash provided by operating activities was $3.4 million for the year ended December 31, 2016, as compared to $10.2 million provided by operating activities for the year ended December 31, 2015.

•	Total assets on December 31, 2016 were $205.6 million, compared to $200.5 million on December 31, 2015.

•
The Company’s Board of Directors approved a quarterly cash dividend of $0.10 per share, payable on April 3, 2017, to shareholders of record as of the close of business on March 22, 2017. Dividend payments were $7.5 million during 2016.

Conference Call

Nature’s Sunshine Products will host a conference call to discuss its fourth quarter 2016 results on March 7, 2017 at 4:30 PM Eastern Time. The toll-free dial-in number for callers in the U.S. and Canada is 1-877-423-9813, conference ID: 13656293. International callers can dial 1-201-689-8573, conference ID: 13656293. A replay will be available from March 7, 2017 at 7:30 PM Eastern Time through March 21, 2017 at 11:59 PM Eastern Time by dialing 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (International), replay PIN: 13656293. The call will also be webcast live and will be available on the Investors section of Nature’s Sunshine Products’ website at www.naturessunshine.com for 90 days.

About Nature’s Sunshine Products

Nature’s Sunshine Products (NASDAQ: NATR), a leading natural health and wellness company, markets and distributes nutritional and personal care products through a global direct sales force of approximately 550,000 independent Managers, Distributors and customers in more than 40 countries. Nature’s Sunshine manufactures most of its products through its own state-of-the-art facilities to ensure its products continue to set the standard for the highest quality, safety and efficacy on the market today. The Company has four reportable business segments that are divided based on the characteristics of their Distributor base, similarities in compensation plans, as well as the internal organization of NSP’s officers and their responsibilities (NSP Americas; NSP Russia, Central and Eastern Europe; Synergy WorldWide; and China and New Markets). The Company also supports health and wellness for children around the world through its partnership with the Sunshine Heroes Foundation. Additional information about the Company can be obtained at its website,
www.naturessunshine.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding the Company’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to the Company’s objectives, plans and strategies. All statements (other than statements of historical fact) that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, including the following.

•
changes in laws and regulations, or their interpretation, applicable to direct selling or the nutritional supplement industry may prohibit or restrict the Company's ability to sell its products in some markets or require the Company to make changes to its business model in some markets;

•	legal challenges to its direct selling program or to the classification of its independent distributors;

•	complex legal and regulatory requirements in China, including the failure to obtain the necessary approvals and licenses to engage in direct sales activities in China;

•	extensive government regulations to which its products, business practices and manufacturing activities are subject;

•	impact of anti-bribery laws, including the U.S. Foreign Corrupt Practices Act;

•	the full implementation of its joint venture for operations in China with Fosun Industrial Co., Ltd.;

•	registration of products for sale in China, or difficulty or increased cost of importing products into China;

•	its ability to attract and retain independent distributors;

•	the effect of fluctuating foreign exchange rates;

•	negative consequences resulting from difficult economic conditions, including the availability of liquidity or the willingness of its customers to purchase products;

•	geopolitical issues and conflicts;

•	restrictions on the repatriation of money;

•	uncertainties relating to the application of transfer pricing, duties, value-added taxes, and other tax regulations, and changes thereto;

•	changes in tax laws, treaties or regulations, or their interpretation;

•	taxation relating to its independent distributors;

•	high levels of inflation in one or more of the countries in which the Company operates;

•	cyber security threats and exposure to data loss;

•	reliance on information technology infrastructure;

•	liabilities and obligations arising from improper activity by its agents, employees or independent distributors;

•	its relationship with, and its inability to influence the actions of, its independent distributors, and other third parties with whom it does business;

•	its reliance upon, or the loss or departure of any member of, its senior management team;

•	challenges in managing rapid growth in China;

•	the slowing of the Chinese economy;

•	negative effects from its independent distributor promotions or compensation plans;

•	risks associated with the manufacturing of the Company's products;

•	availability and integrity of raw materials;

•	obsolescence of product inventory;

•	changing consumer preferences and demands;

•	the competitive nature of its business and the nutritional supplement industry;

•	negative publicity related to its products, ingredients, or direct selling organization and the nutritional supplement industry;

•	product liability claims;

•	the sufficiency of trademarks and other intellectual property rights; and

•	reliance on third-parties to distribute its products and provide support services to independent distributors.

These and other risks and uncertainties that could cause actual results to differ from predicted results are more fully detailed under the caption “Risk Factors” in our reports filed with the the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports filed on Forms 10-Q.

All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in or incorporated by reference into this press release. Except as is required by law, the Company expressly disclaims any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this press release.
Non-GAAP Financial Measures

The Company has included information which has not been prepared in accordance with generally accepted accounting principles (GAAP), such as information concerning Adjusted EBITDA and net sales excluding the impact of foreign currency exchange fluctuations. Management utilizes the non-GAAP measure Adjusted EBITDA in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to fund its business. This non-GAAP financial measure should not be considered as an alternative to, or more meaningful than, U.S. GAAP net income as an indicator of the Company’s operating performance. Moreover, Adjusted EBITDA, as presented by the Company, may not be comparable to similarly titled measures reported by other companies.

In addition, the Company believes presenting the impact of foreign currency fluctuations is useful to investors because it allows a more meaningful comparison of net sales of its foreign operations from period to period. Net sales excluding the impact of foreign currency fluctuations should not be considered in isolation or as an alternative to net sales in U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of Nature’s Sunshine Products’ performance in relation to other companies. The Company has included a reconciliation of Adjusted EBITDA to net income/loss, the most comparable GAAP measure, in the attached financial tables.

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share information)
(Unaudited)

Three Months Ended December 31,	2016	2015
Net sales	$83,950	$79,994
Cost of sales	(24,327)	(21,753)
Gross profit	59,623	58,241

Operating expenses:
Volume incentives	29,558	29,156
Selling, general and administrative	31,452	26,865
Operating income (loss)	(1,387)	2,220
Other expense:	(1,730)	(25)
Income (loss) from continuing operations before provision for income taxes	(3,117)	2,195
Provision (benefit) for income taxes	4,305	(1,140)
Net income (loss)	(7,422)	3,335
Net loss attributable to noncontrolling interests	(769)	(358)
Net income (loss) attributable to common shareholders	$(6,653)	$3,693

Basic and diluted net income per common share

Basic earnings (loss) per share attributable to common shareholders:
Net income (loss) attributable to common shareholders	$(0.35)	$0.20

Diluted earnings (loss) per share attributable to common shareholders:
Net income (loss) attributable to common shareholders	$(0.35)	$0.19

Weighted average basic common shares outstanding	18,755	18,591
Weighted average diluted common shares outstanding	18,755	19,023

Dividends declared per common share	$0.10	$0.10

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share information)
(Unaudited)

Year Ended December 31,	2016	2015
Net sales	$341,159	$324,705
Cost of sales	(90,937)	(85,345)
Gross profit	250,222	239,360

Operating expenses:
Volume incentives	119,910	117,786
Selling, general and administrative	120,273	107,702
Operating income	10,039	13,872
Other expense	(773)	(592)
Income from continuing operations before provision for income taxes	9,266	13,280
Provision for income taxes	8,591	1,740
Net income from continuing operations	675	11,540
Income from discontinued operations	—	2,116
Net income	675	13,656
Net loss attributable to noncontrolling interests	(1,464)	(1,031)
Net income attributable to common shareholders	$2,139	$14,687

Basic and diluted net income per common share

Basic earnings per share attributable to common shareholders:
Net income from continuing operations	$0.11	$0.67
Income from discontinued operations	$—	$0.11
Net income attributable to common shareholders	$0.11	$0.79

Diluted earnings per share attributable to common shareholders:
Net income from continuing operations	$0.11	$0.66
Income from discontinued operations	$—	$0.11
Net income attributable to common shareholders	$0.11	$0.77

Weighted average basic common shares outstanding	18,731	18,656
Weighted average diluted common shares outstanding	19,056	19,177

Dividends declared per common share	$0.40	$0.40

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

As of December 31,	2016	2015
Assets
Current assets:
Cash and cash equivalents	$32,284	$41,420
Accounts receivable, net of allowance for doubtful accounts of $205 and $190, respectively	7,738	7,700
Investments available for sale	1,776	1,772
Assets held for sale	521	—
Inventories	47,597	38,495
Deferred income tax assets	5,620	5,021
Prepaid expenses and other	4,585	7,110
Total current assets	100,121	101,518
Property, plant and equipment, net	73,272	68,728
Investment securities - trading	1,391	1,044
Intangible assets, net	976	559
Deferred income tax assets	15,970	17,339
Other assets	13,840	11,332
	$205,570	$200,520

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$5,305	$6,341
Accrued volume incentives and service fees	16,264	14,913
Accrued liabilities	24,400	23,726
Deferred revenue	3,672	4,160
Revolving credit facility	9,919	2,696
Income taxes payable	3,475	1,300
Total current liabilities	63,035	53,136
Liability related to unrecognized tax benefits	6,755	7,809
Deferred compensation payable	1,391	1,044
Other liabilities	1,991	2,266
Total liabilities	73,172	64,255

Shareholders’ equity:
Common stock, no par value; 50,000 shares authorized, 18,757 and 18,588 shares issued and outstanding as of December 31, 2016, and 2015, respectively	129,654	126,670
Retained earnings	12,718	18,088
Noncontrolling interests	1,286	2,750
Accumulated other comprehensive loss	(11,260)	(11,243)
Total shareholders’ equity	132,398	136,265
	$205,570	$200,520

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

Year Ended December 31,	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$675	$13,656
Adjustments to reconcile net income to net cash provided by operating activities:
Impairment of property, plant and equipment, net	221	—
Provision for doubtful accounts	305	21
Depreciation and amortization	4,808	4,525
Share-based compensation expense	3,217	4,485
(Gain) loss on sale of property and equipment	149	(2,703)
Deferred income taxes	766	(3,373)
Purchase of trading investment securities	(429)	(252)
Proceeds from sale of trading investment securities	147	239
Realized and unrealized gains on investments	(63)	(470)
Foreign exchange losses	1,348	1,948
Changes in assets and liabilities:
Accounts receivable	(343)	(1,091)
Inventories	(9,569)	933
Prepaid expenses and other	2,442	636
Other assets	(3,025)	(4,010)
Accounts payable	(935)	593
Accrued volume incentives and service fees	1,477	(1,427)
Accrued liabilities	1,519	(3,451)
Deferred revenue	(488)	(557)
Income taxes payable	1,924	(914)
Liability related to unrecognized tax positions	(1,076)	1,368
Deferred compensation payable	347	6
Net cash provided by operating activities	3,417	10,162
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(11,028)	(22,527)
Proceeds from sale of property, plant and equipment	—	3,128
Purchases of investments available for sale	—	(3)
Proceeds from sale/maturities of investments available for sale	5	810
Purchase of intangible assets	(509)	—
Net cash used in investing activities	(11,532)	(18,592)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of cash dividends	(7,509)	(7,490)
Net borrowings on revolving credit facility	7,223	2,696
Proceeds from exercise of stock options	—	3,861
Repurchase of common stock	—	(6,645)
Net cash used in financing activities	(286)	(7,578)
Effect of exchange rates on cash and cash equivalents	(735)	(1,271)
Net decrease in cash and cash equivalents	(9,136)	(17,279)
Cash and cash equivalents at beginning of the year	41,420	58,699
Cash and cash equivalents at end of the year	$32,284	$41,420

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Amounts in thousands)
(Unaudited)

Three Months Ended December 31,	2016	2015

Net income (loss) from continuing operations	$(7,422)	$3,335
Adjustments:
Depreciation and amortization	1,198	1,200
Share-based compensation expense	805	1,209
Other loss, net*	1,730	25
Provision (benefit) for income taxes	4,305	(1,140)
Adjusted EBITDA	$616	$4,629

Year Ended December 31,	2016	2015

Net income from continuing operations	$675	$11,540
Adjustments:
Depreciation and amortization	4,808	4,525
Share-based compensation expense	3,217	4,485
Other loss, net*	773	592
Provision for income taxes	8,591	1,740
Adjusted EBITDA	$18,064	$22,882

* Other income (loss), net is primarily comprised of foreign exchange gains (losses), interest income, and interest expense.

Contact:

Scott Van Winkle
Managing Director
ICR

(617) 956-6736
scott.vanwinkle@icrinc.com